Exhibit 1.1

Execution Version

$400,000,000 AGGREGATE PRINCIPAL AMOUNT

OLD REPUBLIC INTERNATIONAL CORPORATION

5.750% SENIOR NOTES

DUE 2034

UNDERWRITING AGREEMENT

dated March 25, 2024

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

Underwriting Agreement

March 25, 2024

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

PNC CAPITAL MARKETS LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, PA 15222

As Representatives of the several Underwriters

Ladies and Gentlemen:

Introductory. Old Republic International Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $400,000,000 in aggregate principal amount of its 5.750% Senior Notes due 2034 (the “Notes”). Morgan Stanley & Co. LLC (“Morgan Stanley”) and PNC Capital Markets LLC (“PNC”) have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Notes. To the extent there are no additional Underwriters listed on Schedule A other than the Representatives, the term Underwriters as used herein shall mean the Representatives, as the sole Underwriters.

The Notes will be issued pursuant to the Indenture, dated as of August 15, 1992, between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture thereto, dated as of the Closing Date (as defined herein) (collectively, the “Indenture”).

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.   Representations and Warranties of the Company.

The Company hereby represents and warrants to, and covenants with, each Underwriter, as of the date hereof, as of the Applicable Time (as defined herein), as of the Closing Date as follows:

(a)        Preparation and Filing of Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-277713) covering the public offering and sale of certain debt securities from time to time, including the Notes, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus and prospectus supplement used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement (the “Execution Time”), the Company will prepare and file a prospectus supplement relating to the Notes in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”). The final prospectus and the prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, prior to the Execution Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated hereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the Execution Time.

(b)       Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act (“Rule 405”), and the Notes have been and remain eligible for registration by the Company on a Rule 405 automatic shelf registration statement. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2) under the Securities Act (“Rule 401(g)(2)”), has been issued by the Commission and no order or notice from any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency (collectively, “Governmental Entity”) preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus or any proceeding for such purpose has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by a Governmental Entity.

Each of the Registration Statement and any post-effective amendment thereto, at the time of their respective effectiveness, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), at the date hereof and at the Closing Date, complied, complies and will comply in all material respects with the Securities Act and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

The Preliminary Prospectus and the Prospectus, when filed with the Commission, complied and will comply in all material respects with the Securities Act. The Prospectus and any supplement or amendment thereto, as of their respective dates, at the time of any filing pursuant to Rule 424(b), and at the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding two paragraphs do not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendment or supplement thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act.

There is no contract or other document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(c)        Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when the Registration Statement became effective or when the documents incorporated by reference were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information contained in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, none of such documents included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information contained in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)       Disclosure Package; Issuer Free Writing Prospectuses. The term “Disclosure Package” shall mean, collectively, (i) the base prospectus, dated March 6, 2024, (ii) the preliminary prospectus supplement, dated March 25, 2024, and (iii) each free writing prospectus (as defined in Rule 405 of the Securities Act) listed on Schedule C hereto. As of 3:30 p.m., New York City time, on March 25, 2024 (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The immediately preceding sentence does not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act, (ii) statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act. As of the Applicable Time, no “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)       Company is a Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Execution Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(f)        Company Not Ineligible Issuer. (i) At the original effectiveness of the Registration Statement, (ii) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (iii) as of the Execution Time (with such Execution Time being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(g)       Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), including any document incorporated or deemed incorporated by reference therein that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The immediately preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof.

(h)        Accuracy of Statements. The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Description of Notes,” “Material United States Federal Income Tax Considerations,” “Description of Securities,” and incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Item 1—Business—(e) Government Regulation”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(i)         Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus (as defined herein), the Final Term Sheet or the Prospectus.

(j)         The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)        Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(l)        Authorization of the Notes. The Notes have been duly authorized by the Company and, when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Closing Date, the Notes (i) will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and (ii) will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(m)       No Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges under U.S. federal law, the laws of any state, or any political subdivisions thereof, or any other U.S. or non-U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

(n)       No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(o)       No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given therein and immediately prior to the Applicable Time: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries considered as one entity (any such change or development is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, or entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(p)        Independent Accountants. KPMG LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, was at all relevant times and is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act.

(q)        Preparation of the Financial Statements. The financial statements filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein. Such financial statements and supporting schedules comply in all material respects as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Exchange Act.

(r)         Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company as defined by Rule 1-02 of Regulation S-X.

(s)       Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus or upon exercise of any outstanding options or warrants described in the Registration Statement, the Disclosure Package and the Prospectus, as the case may be). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with U.S. federal and state securities laws.

(t)         Listing. The Company’s shares of common stock, par value $1.00 (the “Common Stock”), is listed on the New York Stock Exchange (the “NYSE”).

(u)        Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter, by-laws or other organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any Governmental Entity having jurisdiction over the Company or such subsidiary or any of their respective property or assets, as applicable, except with respect to clause (ii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

The Company’s execution, delivery and performance of this Agreement, the Indenture and the Notes and consummation of the transactions contemplated hereby or thereby, by the Disclosure Package or by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, except with respect to clause (ii) only, for such Defaults or Debt Repayment Triggering Events as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the Company’s execution, delivery and performance of this Agreement, the Indenture or the Notes or consummation of the transactions contemplated hereby or thereby, by the Disclosure Package or by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect or as may be required under applicable state securities laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v)        No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective property or assets which (i) are required to be described in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Exchange Act and are not so described or (ii) could have a Material Adverse Effect or materially affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes or to consummate any of the transactions contemplated hereby or thereby, by the Disclosure Package or by the Prospectus.

(w)       Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(x)        Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s consolidated business as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or any of its subsidiaries; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to any material Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s consolidated business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(y)        All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate U.S. federal or state or foreign Governmental Entities necessary to conduct the Company’s consolidated business, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)         Title to Properties. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all the property and assets reflected as owned in the financial statements referred to in Section 1(q) above or elsewhere in the Registration Statement, the Disclosure Package or the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(aa)      Tax Law Compliance. The Company and its subsidiaries have filed all necessary U.S. federal, state and local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties (i) as may be being contested in good faith and by appropriate proceedings and (ii) the failure of which to have been paid would not result in a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(r) above in respect of all U.S. federal, state and local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(bb)     Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(cc)      Company Not an “Investment Company”. The Company is not, and after receipt of payment for the Notes and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(dd)      Compliance with Reporting Requirements. The Company is subject to, and in compliance in all material respects with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(ee)      No Restrictions on Dividends or Other Distributions. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any subsidiary of the Company is prohibited or otherwise restricted, by applicable law or regulation, order of any Governmental Entity, contract or otherwise, directly or indirectly, from paying any dividends or making other distributions, from, repaying to the Company, in the case of any subsidiary of the Company, any loans or advances to such subsidiary from the Company or from transferring, in the case of any subsidiary of the Company, any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except for such prohibitions that would not reasonably be expected to materially affect the Company’s ability to make payments on the Notes as required by the Indenture.

(ff)       No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes.

(gg)      Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus under the Securities Act or the Exchange Act that have not been described as required.

(hh)      Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting (as defined in Rule 13a-15 and 15d-15 under the Exchange Act), and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)        No Material Weakness in Internal Controls. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj)        Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is accurate. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act.

(kk)      The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)        Insurance Regulatory Matters. Each of the Company and each of its subsidiaries that is engaged in the business of insurance or reinsurance (each such subsidiary, an “Insurance Subsidiary”) is duly licensed or registered as a holding company, as an insurer or as a reinsurer, as the case may be, under the insurance laws (including, without limitation, laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, the “Insurance Laws”) of each jurisdiction in which the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus requires such licensing or registration (each such license or registration, an “Insurance License”). Each of the Company and its Insurance Subsidiaries has made all required material filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities (together with the Insurance Licenses, the “Insurance Licenses and Authorizations”) necessary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and all of the foregoing are in full force and effect except where the failure to have such Insurance Licenses and Authorizations in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Insurance Subsidiaries has fulfilled and performed in all material respects all obligations necessary to maintain the Insurance Licenses and Authorizations. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that would, individually or in the aggregate, result in the revocation, termination or suspension of any of the Insurance Licenses and Authorizations or have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any of its Insurance Subsidiaries has received any notification from any insurance regulatory authority or other Governmental Entity to the effect that any additional Insurance Licenses and Authorizations are needed to be obtained by either the Company or any of its Insurance Subsidiaries.

(mm)     Statutory Financial Statements. The statutory financial statements of the Insurance Subsidiaries most recently filed with the insurance regulator of the relevant jurisdiction for each Insurance Subsidiary have been prepared and fairly present the admitted assets, liabilities, surplus, results of operations and cash flows of each of the Insurance Subsidiaries at the dates and for the periods (as the case may be) indicated, in accordance with statutory accounting practices prescribed or permitted by the insurance regulator of the relevant jurisdiction for such Insurance Subsidiary consistently applied throughout such period (excepted as specified therein).

(nn)     Insurance Reserving Practices. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2023. All insurance reserves reflected in the Statutory Financial Statements were calculated in accordance with applicable statutory accounting practices prescribed or permitted by the insurance regulator of the relevant jurisdiction and generally accepted actuarial methodologies.

(oo)      Reinsurance. All reinsurance treaties, contracts and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is (nor, to the knowledge of the Company, is any counterparty) in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for any such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect. To the knowledge of the Company, no Insurance Subsidiary has received any notice that any of the other parties to such treaties, contracts or arrangements intends not to, or will be unable to, perform such treaty, contract or arrangement in any material respect.

(pp)      Rating. Since the respective dates of the Registration Statement, the Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act), has (i) imposed (or has informed the Company or any of its subsidiaries, that it has considered imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any “significant subsidiary” of the Company (as such term is defined by Rule 1-02 of Regulation S-X) (each, a “Subsidiary”) or to any securities of the Company or any of its Subsidiaries, (ii) indicated to the Company or any of its Subsidiaries that it is considering any downgrading in or withdrawal of the rating of any debt securities or preferred stock of the Company or any of its Subsidiaries or the ratings assigned to any of its Insurance Subsidiaries’ financial strength or claims-paying (or equivalent) ability, or (iii) made any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or any of its Subsidiaries or its rating of the financial strength or claims-paying (or equivalent) ability of any of its Insurance Subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading or withdrawal, of such rating).

(qq)      No Unlawful Contributions or Other Payments. (i) None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(rr)       Compliance with Anti -Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ss)      Compliance with OFAC Laws. (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)      currently the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)      located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Russia, Syria, the non-government controlled areas of Zaporizhzhia, Kherson, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (each a “Sanctioned Country”).

(ii)      The Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)      to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)      in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)     The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of any Sanctions.

(tt)      ERISA Compliance. Except for events that would not result in a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except for events that would not result in a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; (2) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; (3) any event or condition giving rise to a liability under Title IV of ERISA; or (4) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(uu)      Brokers. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(vv)     Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)    Statistical and Market Related Data. Nothing has come to the attention of the Company or any of its subsidiaries that has caused it or them to believe that any of the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable or is not accurate in all material respects.

(xx)      IT Systems. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintains what it believes to be commercially reasonable controls, policies, procedures and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential and regulated data (“Personal Data”)) used in connection with its businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incident under internal review or investigation relating to the same, except in each such case for any of such as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is presently in compliance in all material respects with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(yy)     Data Security Obligations. (i) The Company and each of its subsidiaries have been, since June 11, 2021 (the date on which the Company’s 3.850% Senior Notes due 2051 were issued, hereinafter referred to as the “2021 Notes Issuance Date”), and are presently, in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation, except as would not, in the case of each of clauses (i), (ii) and (iii) above, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(zz)       No Data Breach. The Company and each of its subsidiaries have taken the technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, in all material respects, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses that would require reporting or notification to any person or Governmental Entity (“Breach”). The Company and its subsidiaries have not, since the 2021 Notes Issuance Date, been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach that would be reasonably likely to have a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Notes.

(a)        The Notes. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be 99.282% of the aggregate principal amount thereof.

(b)       The Closing Date. Delivery of the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York time, on March 28, 2024 or such other time and date not later than 1:30 p.m., New York time, on April 4, 2024 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)        Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. Morgan Stanley or PNC, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d)        Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor specified in this Agreement. Delivery of the Notes shall be made in book-entry only form through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e)        Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m. (New York City time) on the first business day in New York City following the date of this Agreement or as soon thereafter as is practicable on such business day, the Company shall deliver or cause to be delivered, copies of the Prospectus, in form and substance satisfactory to the Underwriters, in such quantities and at such places as the Representatives shall request.

Section 3.   Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a)        The Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or the first date when, in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus or filing a new registration statement relating to the Notes, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement or such new registration statement, and the Company shall not file or use any such proposed amendment or supplement or such new registration statement to which the Representatives reasonably object; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representatives a reasonable amount of time in advance of filing.

(b)        Securities Act Compliance. After the Execution Time, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any new registration statement relating to the Notes or any amendment or supplement to the Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement or such new registration statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or of any order or notice from any Governmental Entity preventing or suspending the use of the Registration Statement or such new registration statement, the Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order or such order or notice of prevention or suspension of such use. If any such stop order or prevention or suspension order or notice is issued at any time, the Company will use its reasonable best efforts to obtain the lifting or reversal thereof at the earliest possible moment, or, subject to Section 3(a) hereof, will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement become effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), including with respect to the timely filing of documents thereunder, and will use its reasonable best efforts to confirm that any filings made by the Company under Rule 424(b) under the Securities Act were received in a timely manner by the Commission. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c)        Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Registration Statement, the Disclosure Package or the Prospectus as then amended or supplemented would contain or include, as applicable, an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, (in the case of the Disclosure Package and the Prospectus) in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, including the filing under the Exchange Act of any document incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, in order to make the statements therein, (in the case of the Disclosure Package and the Prospectus) in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, including the filing under the Exchange Act of any document incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement relating to the Notes, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) subject to Section 3(a) hereof, promptly prepare, file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement become effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Registration Statement, the Disclosure Package and the Prospectus as then amended or supplemented, (in the case of the Disclosure Package and the Prospectus) in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package and the Prospectus as then amended or supplemented will comply with law.

(d)        Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by the Representatives and attached as Schedule B hereto (the “Final Term Sheet”) and will file such Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule.

(e)        Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Schedule C hereto. Any such free writing prospectus consented to, or deemed consented to, by the Representatives is herein referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed with the SEC. Notwithstanding anything to the contrary contained herein (including the preceding sentence), the Company consents to the use by the Underwriters of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Notes or their offering, (ii) information meeting the requirements of Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is or is to be included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433 under the Securities Act, nor otherwise an Issuer Free Writing Prospectus.

(f)         Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may reasonably request.

(g)        Copies of the Registration Statement and the Prospectus. The Company will furnish upon request to the Representatives and counsel for the Underwriters a signed copy of the Registration Statement (including exhibits thereto) and any amendments thereto, as well as any new registration statement relating to the Notes, for each Underwriter.

(h)        Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)         Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(j)         Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of, and that provides the benefits contemplated by, Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)        Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE, all reports and documents required to be filed under the Exchange Act.

(l)         Agreement Not to Offer or Sell Additional Securities. During a period of 90  days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities of the Company. The provisions of this Section 3(l) shall not apply with respect to the sale by the Company of the Notes to the Underwriters in accordance with the terms of this Agreement.

(m)       Future Reports to Stockholders. The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company will not be required to furnish reports or other communications or information that is available on EDGAR or through other publicly available electronic means.

(n)       Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives c/o Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036 and PNC Capital Markets LLC at 300 Fifth Avenue, 10th Floor, Pittsburgh, PA 15222: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the Company will not be required to furnish reports or other communications or information that is available on EDGAR or through other publicly available electronic means.

(o)        DTC. The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company and its indirect participants, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.

(p)        Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the original effectiveness of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form and substance satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form and substance satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q)       Notice of Inability to Use Automatic Shelf Registration Statement. If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form and substance satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

Section 4. Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or the securities laws of any other foreign jurisdiction, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) any fees charged by any nationally recognized statistical rating organization for rating the Notes, (viii) all fees and expenses in connection with making the Notes eligible for clearance and settlement through The Depository Trust Company, (ix) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval, if required, of the Underwriters’ participation in the offering and distribution of the Notes, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)       Accountant’s Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP a letter dated the date hereof addressed to the Underwriters and in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(b)      Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i)      the Company shall have filed the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto with the Commission in the manner and within the time period required by Rule 424(b);

(ii)     all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, including the Final Term Sheet, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;

(iii)     the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), shall have been issued by the Commission and no order or notice from any Governmental Entity preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus or any proceeding for such purpose shall have been instituted or be pending or, to the Company’s knowledge, be threatened by any Governmental Entity; and

(iv)      FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)        No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)       in the judgment of the Representatives, there shall not have occurred any Material Adverse Change;

(ii)      there shall not have been any change or decrease specified in the letter referred to in Section 5(a) hereof which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement, the Disclosure Package and the Prospectus; and

(iii)      except as contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have occurred any downgrading in or withdrawal of the rating or financial strength or claims paying ability (or its equivalent) of, or of any securities of, the Company or any of its Subsidiaries by any nationally recognized statistical rating organization, and the Company shall not have received any notice of any intended or potential downgrading in or withdrawal of any such rating or financial strength or claims paying ability (or its equivalent) or of any review of any such rating or financial strength or claims paying ability (or its equivalent) other than with respect to a potential positive change.

(d)        Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of (i) the General Counsel of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters and (ii) Locke Lord LLP, counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters.

(e)        Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representatives, and addressed to the Underwriters, with respect to the issuance and sale of the Notes, the disclosure in the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)       Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in Section 5(b) and 5(c)(iii) hereof, and further to the effect that:

(i)           for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii)          the representations and warranties of the Company set forth in this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)         the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(g) Bring-down Comfort Letters. On the Closing Date, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to Section 5(a) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h)       Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8 and Section 12 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses.

If this Agreement is terminated pursuant to Section 5, Section 9 (only in the case of non-defaulting Underwriters) or clause (ii) of Section 10 or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the Underwriters (other than a defaulting Underwriter, if any), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Indemnification.

(a)        Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent, controlling person or affiliate may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus (including the Final Term Sheet and any road show as defined in Rule 433(h) under the Securities Act), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in connection with foreign sales or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and its officers, directors, employees, agents, controlling persons and affiliates for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents, controlling persons or affiliates in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus (including the Final Term Sheet and any road show as defined in Rule 433(h) under the Securities Act), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)        Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto) or the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Representatives expressly for use therein, and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that any Underwriter has furnished to the Company through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the second and third sentences of the third paragraph under the caption “Underwriting” in the Prospectus, (ii) the third sentence of the seventh paragraph under the caption “Underwriting” in the prospectus and (iii) the eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)        Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 7(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses as determined by a final nonappealable judgment and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 7(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)        Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 8. Contribution.

If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the untrue statements or omissions or alleged untrue statements or alleged omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such front cover page. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee, agent and affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

Section 9. Default of One or More of the Several Underwriters.

If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination with respect to any non-defaulting Underwriter. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Disclosure Package and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 10. Termination of this Agreement.

Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE; (ii) there shall have occurred a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries considered as one entity; (iii) trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission, FINRA or the NYSE; (iv) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof for any termination pursuant to clause (ii) above or (b) any Underwriter to the Company.

Section 11. No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the initial public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 12. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any

(A)  investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the directors, officers, employees, agents or affiliates of any Underwriter, or any person controlling any Underwriter, the Company, the directors, officers or employees of the Company or any person controlling the Company, as the case may be, or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 13. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or electronically transmitted and confirmed to the parties hereto as follows:

If to the Representatives:

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Facsimile: (212) 507-8999

Attention: Investment Banking Division

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, PA 15222

Facsimile: (412) 762-2760

Attention: Debt Capital Markets, Fixed Income Transaction Execution

If to the Company:

Old Republic International Corporation

307 North Michigan Avenue

Chicago, Illinois 60601

E-mail: ORI-legal@oldrepublic.com

Attention: General Counsel

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any officer of the Company who signs the Registration Statement and any person who controls the Company within the meaning of the Securities Act or the Exchange Act, (ii) the Underwriters, the officers, directors, employees, agents and affiliates of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Notes from any of the several Underwriters merely because of such purchase.

Section 15. Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)   a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act, the Exchange Act or otherwise.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
OLD REPUBLIC INTERNATIONAL CORPORATION

By:	/s/ Craig R. Smiddy
	Name:	Craig R. Smiddy
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
OLD REPUBLIC INTERNATIONAL CORPORATION

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

MORGAN STANLEY & CO. LLC
By: Morgan Stanley & Co. LLC

By:	/s/ Erica Mui
	Name:	Erica Mui
	Title:	Managing Director

PNC CAPITAL MARKETS LLC
By: PNC Capital Markets LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
OLD REPUBLIC INTERNATIONAL CORPORATION

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

MORGAN STANLEY & CO. LLC
By: Morgan Stanley & Co. LLC

By:
Name:
Title:

PNC CAPITAL MARKETS LLC
By: PNC Capital Markets LLC

By:	/s/ Ryan Morrell
	Name:	Ryan Morrell
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

ANNEX A

LIST OF SIGNIFICANT SUBSIDIARIES

Great West Casualty Company

Old Republic Insurance Company

Pennsylvania Manufacturers Association Insurance Company

Old Republic General Insurance Corporation

Old Republic National Title Insurance Company

SCHEDULE A

Aggregate
Principal
Amount of Firm
Notes to be
Underwriter	Purchased
Morgan Stanley & Co. LLC	$200,000,000
PNC Capital Markets LLC	$100,000,000
Citizens JMP Securities, LLC	$40,000,000
Raymond James & Associates, Inc.	$40,000,000
Piper Sandler & Co	$20,000,000
Total	$400,000,000

A-1

SCHEDULE B

FORM OF FINAL TERM SHEET

Pricing Term Sheet	Registration File No. 333-277713
dated March 25, 2024	Supplementing the Preliminary
Prospectus Supplement
dated March 25, 2024

Old Republic International Corporation

Offering of

$400,000,000 aggregate principal amount of

5.750% Senior Notes due 2034

(the “Senior Notes Offering”)

The information in this pricing term sheet relates to the Senior Notes Offering and should be read together with (i) the preliminary prospectus supplement dated March 25, 2024, including the documents incorporated by reference therein, and (ii) the related base prospectus dated March 6, 2024 each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Issuer:	Old Republic International Corporation, a Delaware corporation
Securities Offered:	5.750% Senior Notes due 2034 (the “notes”)
Trade Date:	March 25, 2024
Settlement Date:	March 28, 2024 (T+3)
Aggregate Principal Amount:	$400,000,000
Maturity Date:	Unless earlier redeemed, the notes will mature on March 28, 2034. See “Optional Redemption.”
Coupon:	5.750%
Price to Public:	99.932% of aggregate principal amount.
Yield to Maturity:	5.759%
Benchmark Treasury:	4.000% due February 15, 2034
Benchmark Treasury Yield:	4.259%
Spread to Benchmark Treasury:	T + 150 basis points.
Interest	5.750% per year.
Interest Payment Dates:	March 28 and September 28 of each year, beginning September 28, 2024.
Day Count:	30/360
Use of Proceeds:	The Issuer estimates that the proceeds from this offering will be approximately $397,128,000 million after deducting fees and before estimated expenses. The Issuer intends to use the net proceeds to repay at or prior to maturity $400 million aggregate principal amount of its 4.875% Senior Notes due October 1, 2024 and for general corporate purposes.
Optional Redemption:	Prior to December 28, 2033 (the date that is three months prior to the maturity date of the notes), make-whole call as set forth in the preliminary prospectus supplement (Treasury Rate plus 25 basis points). On and after December 28, 2033, redemption at par plus accrued and unpaid interest as set forth in the preliminary prospectus supplement.

B-1

Anticipated Ratings*:	Moody’s: Baa2 S&P: BBB+
CUSIP / ISIN:	680223AM6 / US680223AM61
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof.
Joint Book-Running Managers:	Morgan Stanley & Co. LLC PNC Capital Markets LLC
Co-Managers:	Citizens JMP Securities, LLC Raymond James & Associates, Inc. Piper Sandler & Co

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating.

**	Note: Under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

The Issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or PNC Capital Markets LLC at 1-800-622-1168.

No PRIIPs KID — No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

No UK PRIIPs KID — No PRIIPs key information document (KID) has been prepared as not available to retail in UK.

This communication should be read in conjunction with the preliminary prospectus supplement dated March 25, 2024 and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

B-2

SCHEDULE C

FREE WRITING PROSPECTUSES

1.       Final Term Sheet